As filed with the Securities and Exchange Commission on
                                 March 17, 2003
                           Registration No. 333-57682


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post Effective Amendment No. 1 To
                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            FRANKLIN RESOURCES, INC.
        -----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                                 13-2670991
        -----------------------------------------------------------------
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                  Identification No.)


                              One Franklin Parkway,
                               San Mateo, CA 94403
        -----------------------------------------------------------------
          (Address, Including Zip Code, of Principal Executive Offices)

                            FRANKLIN RESOURCES, INC.
            AMENDED AND RESTATED 1998 UNIVERSAL STOCK INCENTIVE PLAN
        -----------------------------------------------------------------
                              (Full Title of Plan)

                             Leslie M. Kratter, Esq.
                       Senior Vice President and Secretary
                            Franklin Resources, Inc.
                              One Franklin Parkway,
                        San Mateo, California 94403-1906
                                 (650) 312-2000
        -----------------------------------------------------------------
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                             Adele C. Freedman, Esq.
                              GCA Law Partners LLP
                               1891 Landings Drive
                             Mountain View, CA 94043
                                 (650) 428-3900
                           ---------------------------

                              EXPLANATORY STATEMENT

     A total of 20,000,000 shares of common stock of Franklin Resources, Inc., a Delaware Corporation (the "Company" or "Registrant") (as adjusted for stock splits), were registered under the Company's 1998 Universal Stock Incentive Plan, which was amended and restated by the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended 1998 Plan"). The aggregate of 20,000,000 shares of the common stock of the Company were registered on four separate registration statements on Form S-8 as follows: (a) 3,000,000 shares were registered on Form S-8 (File No. 333-70035), filed in December 31, 1998; (b) 3,000,000 shares were registered on Form S-8 (File No. 333-83377), filed on July 21, 1999; (c) 4,000,000 shares were registered on the Form S-8 (File No. 333-89517), filed on October 22, 1999; and (d) 10,000,000 shares were registered on Form S-8 (File No. 333-57682), filed on March 27, 2001 (the "March 2001 Form S-8" and collectively, the "Prior Registration Statements"). On January 30, 2003, the stockholders of the Company approved the 2002 Universal Stock Incentive Plan (the "2002 Plan"), which was an amendment and restatement of the Amended 1998 Plan. Of the 20,000,000 shares registered in connection with the Amended 1998 Plan, 459,328 shares have not been issued and are not subject to issuance upon the exercise of outstanding options granted under the Amended 1998 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 (see G. Securities Act Forms, number 89), 459,328 shares of the Company's common stock registered on the March 2001 Form S-8 are carried forward to, and deemed covered by, the registration statement on the separate Form S-8 filed concurrently herewith in connection with the 2002 Plan (the "2003 Form S-8").

     In addition to the 459,328 shares being carried forward to the 2003 Form S-8, approximately 15,068,531 shares registered in connection with the Amended 1998 Plan have not been issued but may be issued upon the exercise of outstanding options granted under the Amended 1998 Plan, and approximately
1,626,202 shares registered in connection with the Amended 1998 Plan as restricted stock awards granted under the Amended 1998 Plan have not yet vested. In the event any of these 15,068,531 shares are not issued or the 1,626,202 shares do not vest in connection with the Amended 1998 Plan, such as when a currently outstanding option granted under the Amended 1998 Plan expires without being exercised or when a restricted stock award granted under the Amended 1998 Plan is forfeited prior to vesting, the Company intends to periodically file additional post effective amendments to the Prior Registration Statements and the 2003 Form S-8 carrying forward such shares for issuance in connection with the 2002 Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements filed by the Company with respect to securities offered pursuant to the Amended 1998 Plan are hereby incorporated by reference herein.

                                       2
--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 17th day of March, 2003.

                                    FRANKLIN RESOURCES, INC.

                                    /s/ Leslie M. Kratter
                                    -------------------------------------------
                                    By:     Leslie M. Kratter
                                            Senior Vice President and Secretary

     The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Martin L. Flanagan and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


FRANKLIN RESOURCES, INC.


Date:          March 17, 2003       By:  /s/ Charles B. Johnson
                                         ------------------------------------
                                         Charles B. Johnson
                                         Chairman, Chief Executive Officer,
                                         Member - Office of the Chairman, and
                                         Director

Date:          March 17, 2003       By:  /s/ Harmon E. Burns
                                         ------------------------------------
                                         Harmon E. Burns
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Martin L. Flanagan
                                         ------------------------------------
                                         Martin L. Flanagan
                                         President and Chief Financial Officer

Date:          March 17, 2003       By:  /s/ Charles Crocker
                                         ------------------------------------
                                         Charles Crocker
                                         Director

Date:          March 17, 2003       By:  /s/ Robert D. Joffe
                                         ------------------------------------
                                         Robert D. Joffe
                                         Director


                                      3
--------------------------------------------------------------------------------

Date:          March 17, 2003       By:  /s/ Gregory E. Johnson
                                         ------------------------------------
                                         Gregory E. Johnson
                                         President

Date:          March 17, 2003       By:  /s/ Rupert H. Johnson, Jr.
                                         ------------------------------------
                                         Rupert H. Johnson, Jr.
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Thomas H. Kean
                                         ------------------------------------
                                         Thomas H. Kean
                                         Director

Date:          March 17, 2003       By:  /s/ Kenneth A. Lewis
                                         ------------------------------------
                                         Kenneth A. Lewis
                                         Vice President-Finance, Chief
                                         Accounting Officer and Treasurer

Date:          March 17, 2003       By:  /s/ James A. McCarthy
                                         ------------------------------------
                                         James A. McCarthy
                                         Director

Date:          March 17, 2003       By:  /s/ Chutta Ratnathicam
                                         ------------------------------------
                                         Chutta Ratnathicam
                                         Director

Date:          March 17, 2003       By:  /s/ Peter M. Sacerdote
                                         ------------------------------------
                                         Peter M. Sacerdote
                                         Director

Date:          March 17, 2003       By:  /s/ Anne M. Tatlock
                                         ------------------------------------
                                         Anne M. Tatlock
                                         Vice Chairman, Member - Office of the
                                         Chairman, and Director

Date:          March 17, 2003       By:  /s/ Louis E. Woodworth
                                         ------------------------------------
                                         Louis E. Woodworth
                                         Director


                                      4
--------------------------------------------------------------------------------